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                                                                Exhibit 10.7 (g)

                         AMERICAN WOODMARK CORPORATION
                     SHAREHOLDER VALUE PLAN FOR EMPLOYEES


1.  PURPOSE

       On May 14, 1996, the Board of Directors of the Company adopted the Shareholder Value Plan For Employees (the "Plan") to provide incentive-based cash benefits for eligible participants if the performance goals fixed by the Committee pursuant to the terms of the Plan are met. The Plan is subject to approval by Company shareholders and is intended to meet the requirements of section 162(m) of the Internal Revenue Code, and regulations thereunder, so that cash compensation received pursuant to the Plan will be incentive compensation excludable from the $1 million limitation on deductible compensation.

2.  DEFINITIONS

       As used in the Plan, the following terms have the meanings indicated:

       (a) "Award Table" means a table similar in type to Exhibit A with changes necessary to adapt the table to the performance criteria selected by the Committee for the Performance Period and to display other objective factors necessary to determine the amount, if any, of the award for the Performance Year.

       (b) "Award Unit" means a measure of value fixed by the Committee with respect to each Performance Period whose value will be based upon the extent to which the Performance Goal set by the Committee for the Performance Period has been achieved.

       (c)  "Board" means the board of directors of the Company.

       (d)  "Change of Control" means:

            (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Securities Exchange Act of 1934) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term unrelated person means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the
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                   Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a person means an individual, entity or group, as that term is used for purposes of the Act.

            (ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

            (iii)  A liquidation of the Company.

       (e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

       (f) "Committee" means the committee appointed by the Board as described in Section 6.

       (g) "Company" means American Woodmark Corporation, a Virginia corporation.

       (h)  "Company Stock" means the common stock of the Company.

       (i) "Comparison Group" means the publicly traded corporations that are included in the S&P Home Furnishings and Appliance Index of companies.

       (j) "Disability" means a condition that entitles the Participant to disability payments under the terms of the Company's long term disability plan.

       (k) "Fair Market Value" means, on any given date, the average of the high and low price on such date as reported on the NASDAQ National Markets Transactions Tape. In the absence of any such sale, fair market value means the average of the closing bid and asked prices of a share of Common Stock on such date as reported by such source. In the absence of such average or if shares of Common Stock are no longer traded on NASDAQ, the fair market value shall be determined by the Committee using any reasonable method in good faith.

       (l) "Participant" means any person eligible to receive a cash award under the Plan.

       (m) "Performance Goal" means for the three-year Performance Period beginning May 1, 1996 the amount of Total Shareholder Return computed for a share of American Woodmark Corporation common stock specified by the Committee that when expressed as a percentage and compared with the Comparison Group falls within
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            the ranking scale between the 50th percentile and including the 90th percentile for such Performance Period. For Performance Periods beginning after April 30, 1997, the term generally means Total Shareholder Return as described in the preceding sentence with such adjustments to percentages in the ranking scale as the Committee deems appropriate for the Performance Period.

       (n)  "Performance Period" means three consecutive Performance Years.

       (o) "Performance Year" means the period which is also the Company's fiscal year.

       (p) "Plan" means the American Woodmark Corporation Shareholder Value Plan For Employees.

       (q) "Retirement" or "Retires" means the termination of employment of a Participant on or after the Participant's Early Retirement Date under the Company's Pension Plan for reasons other than death.

       (r) "Total Shareholder Return" means for each Performance Period (1) the increase in the average trading price of a share of common stock during the month in which ends the Performance Period (the ending price) over the average trading price of a share of common stock during the month preceding the first day of the Performance Period (the beginning price), plus (2) the value of dividends or other distributions with respect to a share of common stock during the Performance Period, expressed as an annualized rate of return for the Performance Period.

3.  PARTICIPATION

       Management employees designated by the Committee shall be eligible to participate in the Plan. The Committee shall award to each Participant with respect to each Performance Period the number of Award Units which shall be a component in measuring the value of the Participant's incentive payment.

4.  DETERMINATION OF AWARDS

       (a) Before the beginning of each Performance Period, except as provided in (d) below, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the Performance Period, the Performance Goal and all other relevant objective components for determining whether an incentive payment will be due and, if so, the amount of the incentive payment. Incentive payments are based on the value of each Award Unit for the
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            Performance Period if and to the extent the Performance Goal is achieved. The Performance Goal shall be the attainment of a target percentage or range of target percentages of the Performance Goal for the Performance Period. The amount payable to a Participant for the Performance Period will be determined from the Award Table as the product of the number of Award Units assigned to the Participant multiplied by the value of each Award Unit as of the end of the Performance Period. The Committee may establish such threshold requirements for the payment of an award and limitations on the amount of the award as the Committee shall deem appropriate. Once fixed, the Performance Period, the Performance Goals and targets for a Performance Period may not be modified after the Performance Period begins.

       (b) Before any award may be paid for a Performance Period, the Committee shall certify that the Performance Goals and any other requirements of the Plan have been satisfied for the Performance Period. No payments shall be made unless and until the Committee makes this certification. Once the payment has been made pursuant to the certification, such certification and payment shall not be subject to change because of the occurrence of subsequent events or discovery of facts not known or not reasonably foreseeable at the time the certification is made.

       (c) Even though the Performance Goals have been met, no award to a Participant with respect to a Performance Period shall exceed $750,000.

       (d) In the Performance Year in which the Plan is adopted, the Committee may take the action required under (a) at any time during the initial Performance Year.



5.  PAYMENT OF AWARDS

       (a)  If the Committee has made the certification required pursuant to
            Section 4(b), subject to Section 4(c), awards shall be paid as soon as administratively practicable following the last day of the Performance Period for which they are computed. All awards under the Plan are subject to federal, state and local income and payroll tax withholding when paid.

       (b) A Participant shall not receive an award if the Participant's employment with the Company and its subsidiaries terminates prior to the last day of the Performance Period for any reason other than death, Disability, Retirement, or sale or other
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            disposition of the business unit in which the Participant was employed. A Participant who terminates employment for one of the reasons described in the preceding sentence shall be eligible to receive a prorata award, if an award is otherwise payable pursuant to Section 4, based on the ratio that the number of full months elapsed during the Performance Period to the date the event occurred bears to 36 or such greater number of months in the Performance Period. A Participant shall not forfeit an award if the Participant's employment terminates after the end of the applicable Performance Period, but prior to the distribution of the award, if any, for such year.

       (c) If a Participant dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the personal representative of the Participant's estate.

6.  ADMINISTRATION

       (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall be comprised solely of two or more "outside directors", as that term is defined for purposes of Code Section 162(m).

       (b) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, no member of the Committee shall be eligible to participate in the Plan.

       (c) If any member of the Committee fails to qualify as an "outside director" or otherwise meet the requirements of this section, such person shall immediately cease to be a member of the Committee solely for purposes of the Plan and shall not take part in future Committee deliberations.

       (d) The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
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7.  RIGHTS

       Participation in the Plan and the right to receive cash awards under the Plan shall not give a Participant any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries to discharge a Participant at any time for any reason whatsoever, with or without cause.

8.  SUCCESSORS

       The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest. In the event of a Change of Control, each Performance Period which has not ended prior to the date of the Change of Control shall be deemed to have ended on the last day of the month immediately preceding the month in which the Change of Control occurred. The Committee, or any successor thereto, shall determine the awards payable to Participants pursuant to Section 4 for such Performance Periods. Within no later than 90 days following the date of the Change of Control, the Committee (or its successor) shall determine whether the Performance Goals for such Performance Periods have been satisfied and shall pay the appropriate awards to Participants.

9.  AMENDMENT AND TERMINATION

       The Board may amend or terminate the Plan at any time as it deems appropriate; provided that (i) no amendment or termination of the Plan after the end of a Performance Period may increase or decrease the awards for the Performance Period just ended, and (ii) to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of the Company. The Board is specifically authorized to amend the Plan and take such other actions as necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder, and to comply with or avoid administration of the Plan in a manner that could cause a Participant to incur liability under Section 16(b) of the Securities Exchange Act of 1934 and regulations issued thereunder.
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10.  INTERPRETATION

     If any provision of the Plan would cause the Plan to fail to meet the Code
  Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be void and of no effect. The Plan shall be interpreted according to the laws of the Commonwealth of Virginia.



                                                                       EXHIBIT A

                                  AWARD TABLE

            PERFORMANCE PERIOD BEGINNING 5/1/96 AND ENDING 4/30/99

       BASIS FOR PERFORMANCE GOAL MEASUREMENT: TOTAL SHAREHOLDER RETURN

                 PERCENTILE RANK
               S&P Home Furnishings
               and Appliance Index                AWARD UNIT VALUE*
               -------------------                -----------------

THRESHOLD             50                                 $  500
                      55                                    700

TARGET                60                                  1,000
                      65                                  1,300
                      70                                  1,600
                      75                                  1,950
                      80                                  2,300
                      85                                  2,650

 MAXIMUM              90+                                 3,000

     * Award Unit Values for percentile rank performance between those listed in the tables will be interpolated.

AWARD DERIVATIONS

     Before the beginning of each Performance Year, the Committee will complete and evidence in writing the following process relative to Plan administration for the Performance Year.

1.  Specify the Performance Period beginning and ending dates.
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2.  Specify any additions or changes in participation and assign Award Units to
    Participants.

3. Specify the comparison group for determining the Company's percentile rank for the purpose of determining whether a cash award will be payable under the Plan for the Performance Year.

4.  Fix Award Unit values in relation to Performance Goal and target levels.

5.  Fix Threshold Performance Goal rank below which no award is payable.

6.  Fix percent of Target Award rank.

7.  Fix maximum Performance Goal rank which results in maximum permitted award.
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                            FIRST AMENDMENT TO THE
                         AMERICAN WOODMARK CORPORATION
                     SHAREHOLDER VALUE PLAN FOR EMPLOYEES


     FIRST AMENDMENT, dated as of June 29, 1999, to the American Woodmark Corporation Shareholder Value Plan for Employees (the "Plan") by American Woodmark Corporation (the "Employer"). The Employer maintains the Plan adopted on May 14, 1996. The Employer has the power to amend the Plan and now wishes to do so.

     NOW, THEREFORE, the Plan is amended as follows:

     I.   Effective May 1, 1999, Section 2(i) shall be amended as follows:

          (i) "Comparison Group" means, as designated by the Committee in its sole discretion, the publicly traded corporations that are included in: (i) the S&P Home Furnishings and Appliance Index of companies, (ii) the Russell 2000 Index(R), or (iii) any other similar nationally recognized index which the Committee determines constitutes a comparable group of companies with the Company.

     II. In all respects not amended, the Plan is hereby ratified and confirmed.